Exhibit 99.1

Contact:
Investors	News Media
Maggie Flynn Morris	John Stevens
(617) 369 8577	(617) 867 1451
maggiemorris@digitasinc.com	jstevens@digitas.com

DIGITAS REPORTS THIRD QUARTER RESULTS

•    Fee revenue, up 43% from Q3 2004, exceeds guidance

•    Earnings down $0.03 per share due to bad debt expense

resulting from Delta Air Lines’ bankruptcy filing

•    Tightens full year revenue outlook to high end of previous guidance

Boston, October 20, 2005—Digitas Inc. (Nasdaq: DTAS) today reported results for the third quarter of 2005, slightly exceeding management’s expectations announced on September 16, 2005.

Third Quarter Results of Operations

Digitas reported fee revenue for the third quarter of 2005 of $85.5 million, compared with $59.9 million for the third quarter of 2004. Total revenue, including reimbursable pass-through expenses, was $134.3 million for the third quarter of 2005, compared to $90.5 million for the third quarter of 2004. The company reported net income of $8.0 million, or $0.08 per diluted share, for the third quarter of 2005, as compared to net income of $8.2 million, or $0.11 per diluted share, in the prior-year period. Adjusted cash earnings1 were $9.4 million, or $0.10 per share, for the third quarter of 2005, as compared to adjusted cash earnings1 of $10.1 million, or $0.13 per share, for the third quarter of 2004. During the quarter the company recorded a $3.2 million bad debt expense associated with the Chapter 11 bankruptcy filing of Delta Air Lines. The company’s cash and short-term investment balance at September 30, 2005, was $183.3 million, as compared to $177.5 million at December 31, 2004. The company also repurchased 850,000 shares of its common stock at an average price of $11.23 per share in the third quarter of 2005.

David W. Kenny, Chairman and Chief Executive Officer, Digitas Inc., said, “I believe our third quarter results reflect the fundamental strengths of our value proposition and business model. The market continues to move in our direction, across a broader range of clients. And we are executing against this opportunity in a way that produces steady and profitable growth.”

Nine Months Results of Operations

Digitas reported fee revenue for the nine months ended September 30, 2005 of $253.4 million, compared with $180.6 million for the same period of 2004. Total revenue, including reimbursable pass-through expenses, was $406.4 million for the nine months ended September 30, 2005 compared to $276.6 million for the same period of 2004. The company reported net income of $30.2 million, or $0.31 per diluted share, for the nine months ended September 30, 2005, as compared to net income of $23.2 million, or $0.31 per diluted share, in the prior-year period. Adjusted cash earnings1 were $33.9 million, or $0.35 per share, for the nine months ended September 30, 2005, as compared to adjusted cash earnings1 of $26.4 million, or $0.35 per share, for the same period of 2004.

Guidance

Digitas said it anticipates fee revenue of $84.5 million–$86.5 million for the fourth quarter of 2005. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.10-$0.12 in the fourth quarter of 2005. In addition, Digitas expects adjusted cash earnings2 of $0.11-$0.13 per share for the fourth quarter of 2005.

For the full year 2005, the company anticipates fee revenue of $338 million-$340 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.41-$0.43, and adjusted cash earnings2 per share of $0.46-$0.48.

Brian K. Roberts, Chief Financial Officer, Digitas Inc., said, “Overall, we turned in a solid third quarter, as the fundamentals of the business remain strong. Revenue exceeded expectations, cash continued to grow and the client base further diversified.

Digitas will discuss its third quarter performance, fourth quarter and full year guidance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call is available for review at http://investor.digitas.com under the FAQ section. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 1229690. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas Inc.

Digitas Inc. (Nasdaq: DTAS) is among the world’s largest marketing services organizations and is the parent company of two of the industry’s most successful digital and direct marketing companies: Modem Media and Digitas LLC. Digitas Inc. companies offer strategic and marketing services that drive measurable acquisition, cross-sell, loyalty, affinity and customer care engines across digital and direct media for world-leading marketers. The Digitas Inc. family has long-term relationships with such clients as American Express, AT&T, Delta Air Lines, General Motors, IBM, and Kraft Foods. Founded in 1980, Digitas Inc. and its two agencies: Modem Media, with offices in London, Norwalk, and San Francisco; and, Digitas with offices in Boston, Chicago, and New York, employ more than 1,500 professionals.

1 The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		9 Months Ended
	9/30/05	9/30/04	9/30/05	9/30/04
(in thousands, except per share data)
GAAP earnings	$7,955	$8,185	$30,200	$23,175
Restructuring expenses	—	1,220	—	1,220
Stock-based compensation	774	552	1,582	1,434
Amortization of intangible assets	700	176	2,100	529

Total of adjustments	$1,474	$1,948	$3,682	$3,183

Adjusted cash earnings	$9,429	$10,133	$33,882	$26,358

Weighted average shares outstanding used in adjusted cash earnings per share calculation	97,744	75,665	97,586	75,862

Adjusted cash earnings per share	$0.10	$0.13	$0.35	$0.35

2 The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share. (In some instances, due to rounding, the individual adjustments many not directly add to the total of adjustments.)

	3 Months Ended 12/31/05		12 Months Ended 12/31/05
	Low End	High End	Low End	High End
GAAP earnings	$0.10	$0.12	$0.41	$0.43

Amortization of intangible assets	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.02	0.02

Total of adjustments	$0.02	$0.02	$0.05	$0.05

Adjusted cash earnings	$0.11	$0.13	$0.46	$0.48

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects and client spending patterns. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the fourth quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Fee revenue	$85,540	$59,859	$253,385	$180,584
Pass-through revenue	48,791	30,623	153,064	96,008

Total revenue	134,331	90,482	406,449	276,592
Operating expenses:
Professional services costs	48,895	33,393	144,600	103,469
Pass-through expenses	48,791	30,623	153,064	96,008
Selling, general and administrative expenses	24,996	16,664	74,071	51,063
Restructuring expenses	—	1,220	—	1,220
Delta bad debt charge	3,200	—	3,200	—
Stock-based compensation	774	552	1,582	1,434
Amortization of intangible assets	700	176	2,100	529

Total operating expenses	127,356	82,628	378,617	253,723

Income from operations	6,975	7,854	27,832	22,869
Other income (expense):
Interest income	1,368	324	3,569	707
Interest expense	(138)	(135)	(404)	(405)
Other miscellaneous income, net	—	272	27	278

Income before provision for income taxes	8,205	8,315	31,024	23,449
Provision for income taxes	250	130	824	274

Net income	$7,955	$8,185	$30,200	$23,175

Net income per share
Basic	$0.09	$0.12	$0.34	$0.36
Diluted	$0.08	$0.11	$0.31	$0.31
Weighted-average common shares outstanding
Basic	89,398	66,149	89,055	64,893
Diluted	97,744	75,665	97,586	75,862

DIGITAS INC.

BALANCE SHEETS

(dollars in thousands)

	(unaudited)
	September 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$154,742	$130,546
Short-term investments	28,548	46,999
Accounts receivable, net of allowance for doubtful accounts of $4,451 and $1,053 at September 30, 2005 and December 31, 2004, respectively	46,089	48,830
Accounts receivable, unbilled	30,462	9,772
Prepaid expenses and other current assets	11,072	8,052

Total current assets	270,913	244,199
Fixed assets, net	38,364	22,325
Goodwill, net	215,307	218,208
Other intangible assets, net	32,017	34,117
Other assets	5,679	5,328

Total assets	$562,280	$524,177

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,417	$14,028
Billings in excess of cost and estimated earnings on uncompleted contracts	55,453	48,828
Accrued expenses	9,955	9,921
Accrued compensation	26,771	23,810
Accrued restructuring	4,867	14,707
Current portion of long-term debt	132	363

Total current liabilities	121,595	111,657
Long-term debt, less current portion	160	219
Accrued restructuring, long-term	13,725	19,272
Deferred Rent	18,285	1,943
Other long-term liabilities	6,611	7,403

Total liabilities	160,376	140,494

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 89,417,522 and 86,710,197 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	894	867
Additional paid-in capital	526,840	533,095
Accumulated deficit	(119,661)	(149,861)
Cumulative foreign currency translation adjustment	(368)	208
Deferred compensation	(5,801)	(626)

Total shareholders’ equity	401,904	383,683

Total liabilities and shareholders’ equity	$562,280	$524,177